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                              EXCHANGE ACT OF 1934

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                         Roberts Realty Investors, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                         ROBERTS REALTY INVESTORS, INC.
                        450 Northridge Parkway, Suite 302
                             Atlanta, Georgia 30350



July 7, 2004

To Our Shareholders:

Our board of directors is asking you to consider and vote on the proposals contained in the proxy statement that we mailed to you on or about June 18th. In addition to the election of two directors for a three-year term, the board is recommending an amendment to the company's articles of incorporation. The proxy statement contains a complete description of the proposals. Please vote FOR both proposals as soon as possible.

Our company recently closed a transaction in which we sold five Atlanta apartment communities for $109,150,000, and we distributed $4.50 per share of the net proceeds to shareholders. As a result of this distribution, I received a substantial amount of cash that I want to reinvest in the company. I strongly believe in our company's value, and I will continue to work hard for you, our shareholders. For these reasons, I have requested the board of directors to consider the proposed amendment to our articles of incorporation to permit me to invest more into the company. The board unanimously agrees that the amendment is in the best interests of the company and all of its shareholders.

Your vote, regardless of the number of shares you own, is very important. Even if you have not voted in the past, it is important that you vote this year. The proposal to amend our articles requires the affirmative vote of 75% of the outstanding shares. Please remember that your broker cannot vote your shares without your specific instructions. If you do not vote your proxy, you are in effect voting against the proposal to amend our articles. Voting promptly will ensure your representation at the annual meeting, if you cannot attend in person.

Thank you for your ongoing support of Roberts Realty Investors, Inc.

Sincerely,



/s/ CHARLES S. ROBERTS
-------------------------------------
Charles S. Roberts
President and Chief Executive Officer